                                                                   EXHIBIT 10.21


                          INVESTMENT BANKING AGREEMENT

     This agreement (the "Agreement") is made as of the 17th day of November ("Effective Date") by and between Team Entertainment Group (a California Corp.) and Glenn Michael Financial, Inc. a New York Corporation ("Glenn Michael").

     WHEREAS, the Company desires that Glenn Michael provide certain services as set forth and more fully described in Section 2 of this Agreement; and

     WHEREAS, Glenn Michael wishes to provide the services to the Company; and

     WHEREAS, Glenn Michael is organized to provide financial consulting services.

     NOW, THEREFORE, in consideration of the mutual agreements herein, the Company and Glenn Michael do hereby agree as follows:

     1. Recitals. The above recitals are true, correct, and are herein incorporated by reference.

     2. Services Rendered by Glenn Michael. Glenn Michael agrees to perform services including, but not limited to (i) advice to and consulting with the Company's management concerning investor profile information, method of expanding investor support and increasing investor awareness of the Company and services; (ii) securities broker and research analyst relations, assisting in preparation and formation of due diligence meeting, and research analyst relations, assisting in preparation and formation of due diligence meeting, and attendance at conventions and trade shows: (iii) making itself available for financial public relations and marketing consulting; and (iv) making itself available for personal consultations with officers, directors and key employees of the Company, as well as the Company's principal financial, sales and/or operating officers.

          The Company acknowledges that neither Glenn Michael nor any of its affiliates is an officer, director or agent of the Company, that in rendering advice or recommendations to the Company Glenn Michael is not and will not be responsible for any management decisions on behalf of the company and that Glenn Michael is not authorized or empowered to commit the company to any recommendation or course of action.

      Glenn Michael shall devote such of its time and efforts as it determines is necessary to discharge its duties hereunder. The Company acknowledges that Glenn Michael is engaged in other business activities and that they will continue such activities during the term of the Agreement. Glenn Michael shall not be restricted from the engaging in other business activities during the term of this Agreement, but shall not agree to represent any direct competitor of the Company.

3. RESPONSIBILITIES OF THE COMPANY. The Company shall provide Glenn Michael with appropriate financial and business information about the Company as requested by Glenn Michael.

4. COMPENSATION. For the services rendered by Glenn Michael to the company under the terms of this Agreement, in consideration of the execution of this agreement by Glenn Michael, the Company shall pay compensation to Glenn Michael as follows:

      (a) For these services, the Company agrees to give to Glenn Michael options to purchase 100,000 shares of Team Entertainment Group at $1.625 and 100,000 shares at $3.00.

      (b) Glenn Michael will be reimbursed for all documented out-of-pocket expenses incurred in the performance of its responsibilities outlined above. All expenses over $100 will be pre-approved by the Company.

5. TERM. The term of this Agreement shall be for a period beginning on the date hereof and ending one (1) year thereafter.

6. RELATIONSHIP OF THE PARTIES. Nothing in this Agreement shall be construed as establishing a partnership of joint venture between the parties hereto. The Company specifically understands that Glenn Michael is acting hereunder as an independent contractor. Glenn Michael services hereunder are not exclusive and Glenn Michael at all times shall be free to perform the same or similar services for others which shall not be deemed a conflict of interest nor a breach of this Agreement, however Glenn Michael agrees not to perform the same or similar services for any company which is in direct competition with the Company.

7.   INDEMNIFICATION.

     (a) Company shall indemnify Glenn Michael and its affiliates and their respective directors, officers, employees, agents and controlling persons (Glenn Michael and each such person and entity being an "Indemnified Party" for purposes of this Section) from and against any and all losses, claims, damages and liabilities, jointly or severally, to which such indemnified Party may become subject under any applicable federal or state law, or otherwise related to or arising out of any transaction contemplated by this Agreement and the performance by Glenn Michael of the services contemplated by this Agreement, provided that the Company shall not be liable for any of the foregoing to the extent they arise from the negligence or misconduct of the Indemnified Party. In the event that the foregoing indemnity is unavailable or insufficient to hold any Indemnified Party harmless, then the Company shall contribute to amounts paid or payable by such Indemnified Party in respect of such losses, claims, damages and liabilities in such proportion as approximately reflects the relative benefits received by, and the fault of, the Company and such Indemnified Party in connection with the matters as to which such losses, claims, damages and liabilities relate and other equitable considerations, provided however that nothing in this sentence shall be construed as altering or limiting in any way the effect of the proviso contained in the immediately preceding sentence.

     (b) Glenn Michael shall indemnify the Company and its affiliates and their respective directors, officers, employees, agents and controlling persons (the Company and each such person and entity being an "Indemnified Party" for purposes of this Section) from and against any and all losses, claims, damages and liabilities, jointly or severally, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise related to or arising out of any transaction contemplated by this Agreement and the performance by Glenn Michael of its obligations contemplated by this Agreement, provided that Glenn Michael shall not be liable for any of the foregoing indemnity is unavailable or insufficient to hold any Indemnified Party harmless, then Glenn Michael shall contribute to amounts paid or payable by such Indemnified Party in respect of such losses, claims, damages and liabilities in such proportion as approximately reflects the relative benefits received by, and the fault of, Glenn Michael and such Indemnified Party in connection with the matters as to which such losses, claims, damages & liabilities relate and other equitable considerations, provided however that nothing in this sentence shall be construed as altering or limiting in any way the effect of the proviso contained in the immediately preceding sentence.

8. DISCLOSURE. Any financial advice rendered by Glenn Michael pursuant to this Agreement may not be disclosed publicly in any manner without the prior written approval by Glenn Michael. All non-public information given to Glenn Michael by the Company will be treated by Glenn Michael as confidential information, and Glenn Michael agrees not to make use of such information other than in connection with its performance of this Agreement, provided, however, that any such information may be disclosed if required by any court or governmental or regulatory authority, board or agency. Non-public information shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by Glenn Michael (ii) was available to Glenn Michael prior to its disclosure to Glenn Michael by the Company, provided that such information is not known by Glenn Michael to be subject to another confidentiality agreement with another party; or
        (iii) becomes available to Glenn Michael on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement by the Company.

9. NOTICE. Any or all notices, designations, consents, offers, acceptance or other communication proved for herein shall be given in writing and delivered in person or by registered or certified mail, return receipt requested, directed to the address shown below unless notice of change of address is furnished:

        If to Glenn Michael:

                Glenn Michael Financial, Inc.
                534 Broadhollow Road
                Melville, NY 11747

        If to Team Entertainment Group:
                12300 Wilshire Blvd.
                Suite 400
                Los Angeles, CA 90025

10. WAIVER. Unless agreed to in writing, the failure of either party at any time to require performance by the other of any provisions hereunder shall not affect its rights thereafter to enforce the same, not shall a waiver by either party of any breach of any provision hereof, be taken or held in by a waiver of any other proceeding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be in extension of time for the performance of other obligations or acts hereunder.

11. COMPLETE AGREEMENT. This Agreement contains the entire Agreement between the parties with respect to the contents hereof and superceedes all prior agreements and understandings between the parties with respect to such matters, whether written or oral. Neither this Agreement, nor any term or provision hereof may be changed, waived, discharged or amended in any manner other than by any instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought.

12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute but one agreement.

13. BINDING EFFECT/ASSIGNMENT. This Agreement shall be binding upon the parties hereto, their heirs, legal representative, successors, and assigns and shall not be assignable by either party, except upon prior written consent by both parties to this Agreement.

14. HEADINGS. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

15. SURVIVAL. Any termination of this Agreement shall not, however, affect the on-going provisions of this Agreement which shall survive such termination in accordance with their terms.

16. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. But if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule, such invalidity, illegality or unenforceability will not affect any other provision or any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision hereof is unenforceable because of the duration or scope of such provision, such courts shall have the power to reduce the scope or the duration of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

     17. CHOICE OF LAW. This Agreement shall be governed by, construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware without reference to the principles of conflicts of law.

     IN WITNESS WHEREOF, the parties executed this Agreement as of the effective date of this Agreement.

TEAM ENTERTAINMENT GROUP



By: /s/ JODY SHAPIRO
   ----------------------------
   Jody Shapiro, President



GLENN MICHAEL FINANCIAL, INC.



By: /s/ GLENN LANAIA
   ----------------------------
   Glenn Lanaia, President